Exhibit 99.1

E*TRADE FINANCIAL Corporation Announces Fourth Quarter and 2007 Year-End Results

Company Discloses Details of Turnaround Plan

NEW YORK--(BUSINESS WIRE)--E*TRADE FINANCIAL Corporation (NASDAQ: ETFC)

Fourth Quarter Results
  Record Retail Segment Net Revenue of $476 million
  Record 214,000 Daily Average Revenue Trades (DARTs)
  Fourth quarter net loss of $1.7 billion, or $3.98 per share, including a $2.2 billion pre-tax loss on the previously announced sale of Asset-Backed Securities (ABS)
2007 Performance
  Record Retail Segment Net Revenue of $1.8 billion and segment income of $789 million
  Total Retail Client Assets of $190.0 billion
  Total Customer Cash and Deposits of $33.6 billion
  Company exits 2007 with $500 million in Bank loan loss reserves
  2007 net loss of $1.4 billion, or $3.40 per share
2008 Turnaround Plan Highlights
  2008 expense reductions expected to total $360 million
  Re-investment of $85 million in 2008 retail business growth initiatives
  Company expects to exit 2008 with excess Bank capital approaching $1 billion
  Company anticipates a return to profitability in 2008
E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) today announced results for its fourth quarter ended December 31, 2007, reporting a net loss of $1.7 billion, or $3.98 per share, compared to net income of $177 million, or $0.40 per share a year ago. For the year ended December 31, 2007, the Company reported a net loss of $1.4 billion, or $3.40 per share, compared to net income of $629 million, or $1.44 per share in 2006.

“Our 2007 earnings performance was clearly disappointing, with the overall results masking a very strong year of growth for the retail franchise,” said R. Jarrett Lilien, acting Chief Executive Officer, E*TRADE FINANCIAL Corporation. “The earnings loss reflects a damaged balance sheet that we are now correcting. The primary objectives of the turnaround plan are to eliminate lingering customer concerns about the risk associated with the Bank’s balance sheet and the Company’s capital ratios, and to reduce expenses to free up capital that will fund growth initiatives. Combined, these efforts will unleash the growth potential of the franchise.”

“Over the past 60 days, we’ve taken significant steps to strengthen the franchise. We have stabilized our customer base, reduced balance sheet-related risk and leverage, exited non-performing businesses, secured a $2.5 billion cash infusion and increased Bank capital ratios,” continued Mr. Lilien.

Despite the weight of the credit issues, the core retail franchise showed strength in 2007. The Company’s Retail segment net revenue grew 10 percent year-over-year and segment income grew 14 percent, delivering a solid 43 percent operating margin in 2007. The Company also saw its total retail account base grow by 290,000 or 7 percent, with target segment account growth up 14 percent. For the quarter, DARTs rose 38 percent over the year-ago period, with a 52 percent increase in international DARTs. Total customer cash and deposits ended the year flat at $33.6 billion, with total client assets declining 3 percent year-over-year to $190.0 billion.

“The 2007 credit environment was far more severe than anyone originally anticipated,” said Mr. Lilien. “Rapidly deteriorating loan performance, a lack of liquidity in the secondary mortgage market, declining home prices and tighter mortgage lending standards had a significant impact on the Company’s earnings for the year.”

For all of 2007, the Company recognized an increased provision expense totaling $640 million and asset losses and impairments of $2.45 billion, including the sale of the ABS portfolio to Citadel Investment Group. With the sale of the ABS portfolio, the Company purged its most distressed asset class, eliminating a source of earnings volatility. In addition, the Company ended the year well-capitalized by regulatory standards and adequately reserved for expected loan losses with a total allowance of $508 million, or 1.7 percent of total loans. The level of both items exceed previous expectations.

2008 Turnaround Plan

E*TRADE’s management team today also outlined additional elements of its previously announced turnaround plan to strengthen the Company’s capital position and manage the performance of its loan portfolio in an orderly fashion. The turnaround plan aims to restore customer and shareholder confidence and return the Company to growth. Specific details of the turnaround plan include:

  Strengthen parent company capital and liquidity through a combination of asset sales and potential capital market transactions
  Remove undue risk from Bank balance sheet
  Reduce liabilities of parent company
  Reduce costs by $360 million through a combination of direct expense cutting and elimination of non-recurring expenses
  Re-invest $85 million in growth initiatives, including marketing, service and product innovation
  Exit 2008 approaching $1 billion in excess Bank capital, exceeding the requirements to be considered well-capitalized by regulatory standards
Management expects to deliver significantly improved results in 2008 and anticipates returning the Company to a full-year profit in 2008. For 2008, our business expectations include the following key metrics:

  DARTs of 170,000 to 200,000
  Enterprise cash of $33B to $37B
  Average margin debt of $7B to $8B
  Enterprise interest-earning assets of $45B to $49B
  Provision expense of $400M to $600M
  Year-end Bank Tier 1 Capital ratio of 7% to 8% and Bank Risk Weighted Capital ratio of 12.5% to 13.5%
Other select recent and fourth quarter highlights, regarding the progress of the Company’s turnaround plan include:

  Opened 278,000 gross new bank and brokerage accounts, including 88,000 in December alone
  Disposed of $6.0 billion in securities, including the Company’s entire asset-backed securities portfolio and the orderly sale of $3.0 billion in mortgage-backed securities and municipal bonds
  Reduced home equity portfolio to under $12.0 billion on continued run off
  Ended the year with $10.5 billion of excess borrowing capacity from Federal Home Loan Bank
  Exited under-performing institutional trading and wholesale mortgage lending businesses
  Established special committee tasked with aggressively reducing the risk of the real estate portfolio
  The Office of Thrift Supervision approved Citadel’s application for rebuttal of control. Citadel paid the final $150 million of cash infusion to E*TRADE on January 18, 2008.
Note that the Company has updated its Supplemental Portfolio Disclosure to include data as of December 31, 2007. Additional credit-related details, key performance metrics and historical monthly metrics, including data from January 2003 to December 2007 have also been disclosed. All of this information can be found on the E*TRADE FINANCIAL Investor Relations site at https://investor.etrade.com.

The Company will host a conference call to discuss its fourth quarter results beginning at 5:00 p.m. (EST) today. The conference call will be available to domestic participants by dialing (800) 683-1525 and (973) 872-3197 for international participants. The conference ID number is 29306584. A live audio webcast of this conference call will also be accessible at https://investor.etrade.com.

About E*TRADE FINANCIAL

The E*TRADE FINANCIAL family of companies provides financial services including trading, investing, banking and lending for retail and institutional customers. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank and lending products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

Important Notice

E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, rising mortgage interest rates, tighter mortgage lending guidelines across the industry, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual reports previously filed by E*TRADE FINANCIAL Corporation with the SEC on Form 10-K (including information under the caption "Risk Factors") and quarterly reports on Form 10-Q.

© 2008 E*TRADE FINANCIAL Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenue:
Operating interest income	$882,308	$788,583	$3,569,711	$2,774,679
Operating interest expense	(496,035)	(413,078)	(1,960,656)	(1,374,647)
Net operating interest income	386,273	375,505	1,609,055	1,400,032
Provision for loan losses	(402,311)	(11,956)	(640,078)	(44,970)
Net operating interest income (expense) after provision for loan losses	(16,038)	363,549	968,977	1,355,062
Commission	176,946	148,494	694,110	625,265
Fees and service charges	68,329	64,759	258,075	238,760
Principal transactions	24,490	25,256	103,229	110,235
Gain (loss) on loans and securities, net	(2,275,682)	17,248	(2,450,036)	55,986
Other revenue	14,009	9,542	47,478	35,013
Total non-interest income (expense)	(1,991,908)	265,299	(1,347,144)	1,065,259
Total net revenue	(2,007,946)	628,848	(378,167)	2,420,321
Expense excluding interest:
Compensation and benefits	105,068	116,868	465,467	469,202
Clearing and servicing	65,931	63,114	286,144	253,040
Advertising and market development	41,535	30,667	149,573	119,782
Communications	28,024	25,528	107,526	110,346
Professional services	35,530	25,232	106,691	96,947
Depreciation and amortization	23,708	17,664	85,371	73,845
Occupancy and equipment	23,942	22,486	93,189	85,568
Amortization of other intangibles	9,532	10,829	40,472	46,220
Impairment of goodwill	101,208	-	101,208	-
Facility restructuring and other exit activities	28,122	9,222	33,226	28,537
Other	56,644	34,154	207,569	136,042
Total expense excluding interest	519,244	355,764	1,676,436	1,419,529
Income (loss) before other income (expense), income taxes and discontinued operations	(2,527,190)	273,084	(2,054,603)	1,000,792
Other income (expense):
Corporate interest income	2,031	2,342	5,755	8,433
Corporate interest expense	(59,460)	(37,910)	(172,482)	(152,496)
Gain (loss) on sales of investments, net	(1,025)	10,899	35,980	70,796
Loss on early extinguishment of debt	(13)	(476)	(19)	(1,179)
Equity in income of investments and venture funds	1,151	750	7,665	2,451
Total other income (expense)	(57,316)	(24,395)	(123,101)	(71,995)
Income (loss) before income taxes and discontinued operations	(2,584,506)	248,689	(2,177,704)	928,797
Income tax expense (benefit)	(872,661)	71,779	(735,950)	301,983
Net income (loss) from continuing operations	(1,711,845)	176,910	(1,441,754)	626,814
Discontinued operations, net of tax:
Loss from discontinued operations	-	-	-	(721)
Gain (loss) on disposal of discontinued operations	-	(255)	-	2,766
Gain (loss) from discontinued operations, net of tax	-	(255)	-	2,045
Net income (loss)	$(1,711,845)	$176,655	$(1,441,754)	$628,859

Basic earnings (loss) per share from continuing operations	$(3.98)	$0.42	$(3.40)	$1.49
Basic earnings (loss) per share from discontinued operations	-	(0.00)	-	0.00
Basic net earnings (loss) per share	$(3.98)	$0.42	$(3.40)	$1.49

Diluted earnings (loss) per share from continuing operations	$(3.98)	$0.40	$(3.40)	$1.44
Diluted earnings (loss) per share from discontinued operations	-	(0.00)	-	0.00
Diluted net earnings (loss) per share	$(3.98)	$0.40	$(3.40)	$1.44
Shares used in computation of per share data:
Basic	429,670	424,050	424,439	421,127
Diluted (1)	429,670	438,086	424,439	436,357

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2007	2007	2006
Revenue:
Operating interest income	$882,308	$951,836	$788,583
Operating interest expense	(496,035)	(533,804)	(413,078)
Net operating interest income	386,273	418,032	375,505
Provision for loan losses	(402,311)	(186,536)	(11,956)
Net operating interest income (expense) after provision for loan losses	(16,038)	231,496	363,549
Commission	176,946	188,403	148,494
Fees and service charges	68,329	64,802	64,759
Principal transactions	24,490	20,889	25,256
Gain (loss) on loans and securities, net	(2,275,682)	(197,057)	17,248
Other revenue	14,009	12,699	9,542
Total non-interest income (expense)	(1,991,908)	89,736	265,299
Total net revenue	(2,007,946)	321,232	628,848
Expense excluding interest:
Compensation and benefits	105,068	117,538	116,868
Clearing and servicing	65,931	78,784	63,114
Advertising and market development	41,535	26,508	30,667
Communications	28,024	27,525	25,528
Professional services	35,530	21,014	25,232
Depreciation and amortization	23,708	22,205	17,664
Occupancy and equipment	23,942	22,848	22,486
Amortization of other intangibles	9,532	10,485	10,829
Impairment of goodwill	101,208	-	-
Facility restructuring and other exit activities	28,122	5,871	9,222
Other	56,644	47,824	34,154
Total expense excluding interest	519,244	380,602	355,764
Income (loss) before other income (expense), income taxes and discontinued operations	(2,527,190)	(59,370)	273,084
Other income (expense):
Corporate interest income	2,031	1,018	2,342
Corporate interest expense	(59,460)	(37,365)	(37,910)
Gain (loss) on sales of investments, net	(1,025)	(18)	10,899
Loss on early extinguishment of debt	(13)	(37)	(476)
Equity in income (loss) of investments and venture funds	1,151	(741)	750
Total other income (expense)	(57,316)	(37,143)	(24,395)
Income (loss) before income taxes and discontinued operations	(2,584,506)	(96,513)	248,689
Income tax expense (benefit)	(872,661)	(38,065)	71,779
Net income (loss) from continuing operations	(1,711,845)	(58,448)	176,910
Discontinued operations, net of tax:
Loss on disposal of discontinued operations	-	-	(255)
Loss from discontinued operations, net of tax	-	-	(255)
Net income (loss)	$(1,711,845)	$(58,448)	$176,655

Basic earnings (loss) per share from continuing operations	$(3.98)	$(0.14)	$0.42
Basic earnings (loss) per share from discontinued operations	-	-	(0.00)
Basic net earnings (loss) per share	$(3.98)	$(0.14)	$0.42

Diluted earnings (loss) per share from continuing operations	$(3.98)	$(0.14)	$0.40
Diluted earnings (loss) per share from discontinued operations	-	-	(0.00)
Diluted net earnings (loss) per share	$(3.98)	$(0.14)	$0.40
Shares used in computation of per share data:
Basic	429,670	420,964	424,050
Diluted (1)	429,670	420,964	438,086

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheet
(In thousands, except share amounts)
(Unaudited)

	December 31,
	2007	2006
ASSETS
Cash and equivalents	$1,778,244	$1,212,234
Cash and investments required to be segregated under Federal or other regulations	334,831	281,622
Trading securities	130,018	178,600
Available-for-sale mortgage-backed and investment securities	11,255,048	13,677,771
Loans held-for-sale	100,539	283,496
Margin receivables	7,179,175	6,828,448
Loans receivable, net	30,038,843	26,372,697
Investment in Federal Home Loan Bank stock	338,585	244,212
Property and equipment, net	355,433	318,389
Goodwill	1,933,368	2,072,920
Other intangibles, net	430,007	471,933
Other assets	2,971,846	1,796,981
Total assets	$56,845,937	$53,739,303

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$25,884,755	$24,071,012
Securities sold under agreements to repurchase	8,932,693	9,792,422
Customer payables	5,514,675	6,182,672
Other borrowings	7,446,504	5,323,962
Corporate debt	3,022,698	1,842,169
Accounts payable, accrued and other liabilities	3,215,547	2,330,696
Total liabilities	54,016,872	49,542,933

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 600,000,000; shares issued and outstanding: 460,897,875 at December 31, 2007 and 426,304,136 at December 31, 2006
	4,609	4,263
Additional paid-in-capital	3,463,220	3,184,290
Retained earnings	(247,368)	1,209,289
Accumulated other comprehensive loss	(391,396)	(201,472)
Total shareholders' equity	2,829,065	4,196,370
Total liabilities and shareholders' equity	$56,845,937	$53,739,303
SEGMENT REPORTING
	Three Months Ended December 31, 2007
	Retail	Institutional	Eliminations(2)	Total
Revenue:	(In thousands)
Operating interest income	$511,671	$723,092	$(352,455)	$882,308
Operating interest expense	(261,845)	(586,645)	352,455	(496,035)
Net operating interest income	249,826	136,447	-	386,273
Provision for loan losses	-	(402,311)	-	(402,311)
Net operating interest income (expense) after provision for loan losses	249,826	(265,864)	-	(16,038)
Commission	152,449	24,497	-	176,946
Fees and service charges	66,680	4,160	(2,511)	68,329
Principal transactions	-	24,490	-	24,490
Loss on loans and securities, net	(2,801)	(2,272,881)	-	(2,275,682)
Other revenue	9,977	4,136	(104)	14,009
Total non-interest income (expense)	226,305	(2,215,598)	(2,615)	(1,991,908)
Total net revenue	476,131	(2,481,462)	(2,615)	(2,007,946)
Expense excluding interest:
Compensation and benefits	74,757	30,311	-	105,068
Clearing and servicing	23,706	44,840	(2,615)	65,931
Advertising and market development	41,490	45	-	41,535
Communications	24,549	3,475	-	28,024
Professional services	23,524	12,006	-	35,530
Depreciation and amortization	17,895	5,813	-	23,708
Occupancy and equipment	22,794	1,148	-	23,942
Amortization of other intangibles	9,372	160	-	9,532
Impairment of goodwill	-	101,208	-	101,208
Facility restructuring and other exit activities	10,462	17,660	-	28,122
Other	38,170	18,474	-	56,644
Total expense excluding interest	286,719	235,140	(2,615)	519,244
Segment income (loss)	$189,412	$(2,716,602)	$-	$(2,527,190)

	Three Months Ended September 30, 2007
	Retail	Institutional	Eliminations(2)	Total
Revenue:	(In thousands)
Operating interest income	$540,675	$787,912	$(376,751)	$951,836
Operating interest expense	(281,829)	(628,726)	376,751	(533,804)
Net operating interest income	258,846	159,186	-	418,032
Provision for loan losses	-	(186,536)	-	(186,536)
Net operating interest income (expense) after provision for loan losses	258,846	(27,350)	-	231,496
Commission	142,291	46,112	-	188,403
Fees and service charges	62,019	5,370	(2,587)	64,802
Principal transactions	-	20,889	-	20,889
Gain (loss) on loans and securities, net	1,148	(198,205)	-	(197,057)
Other revenue	9,824	3,019	(144)	12,699
Total non-interest income (expense)	215,282	(122,815)	(2,731)	89,736
Total net revenue	474,128	(150,165)	(2,731)	321,232
Expense excluding interest:
Compensation and benefits	81,319	36,219	-	117,538
Clearing and servicing	23,950	57,565	(2,731)	78,784
Advertising and market development	26,428	80	-	26,508
Communications	24,142	3,383	-	27,525
Professional services	14,501	6,513	-	21,014
Depreciation and amortization	16,164	6,041	-	22,205
Occupancy and equipment	19,796	3,052	-	22,848
Amortization of other intangibles	9,370	1,115	-	10,485
Facility restructuring and other exit activities	1,261	4,610	-	5,871
Other	32,970	14,854	-	47,824
Total expense excluding interest	249,901	133,432	(2,731)	380,602
Segment income (loss)	$224,227	$(283,597)	$-	$(59,370)

	Three Months Ended December 31, 2006
	Retail	Institutional	Eliminations(2)	Total
Revenue:	(In thousands)
Operating interest income	$433,879	$630,225	$(275,521)	$788,583
Operating interest expense	(206,001)	(482,598)	275,521	(413,078)
Net operating interest income	227,878	147,627	-	375,505
Provision for loan losses	-	(11,956)	-	(11,956)
Net operating interest income after provision for loan losses	227,878	135,671	-	363,549
Commission	115,543	32,951	-	148,494
Fees and service charges	59,000	8,611	(2,852)	64,759
Principal transactions	-	25,256	-	25,256
Gain on loans and securities, net	8,405	8,843	-	17,248
Other revenue	9,658	46	(162)	9,542
Total non-interest income	192,606	75,707	(3,014)	265,299
Total net revenue	420,484	211,378	(3,014)	628,848
Expense excluding interest:
Compensation and benefits	78,433	38,435	-	116,868
Clearing and servicing	18,687	47,441	(3,014)	63,114
Advertising and market development	28,763	1,904	-	30,667
Communications	22,101	3,427	-	25,528
Professional services	15,471	9,761	-	25,232
Depreciation and amortization	13,838	3,826	-	17,664
Occupancy and equipment	19,044	3,442	-	22,486
Amortization of other intangibles	10,002	827	-	10,829
Facility restructuring and other exit activities	9,673	(451)	-	9,222
Other	21,128	13,026	-	34,154
Total expense excluding interest	237,140	121,638	(3,014)	355,764
Segment income	$183,344	$89,740	$-	$273,084
KEY PERFORMANCE METRICS(3)

Corporate Metrics	Qtr ended 12/31/07	Qtr ended 9/30/07	Qtr ended 12/31/07 vs. 9/30/07	Qtr ended 12/31/06	Qtr ended 12/31/07 vs. 12/31/06

Operating margin %(4)
Consolidated	N.M.	(18)%	N.M.	43%	N.M.
Retail	40%	47%	(7)%	44%	(4)%
Institutional	N.M.	N.M.	N.M.	42%	N.M.

Employees	3,757	3,880	(3)%	4,126	(9)%
Consultants and other	305	229	33%	358	(15)%
Total headcount	4,062	4,109	(1)%	4,484	(9)%

Revenue per headcount	N.M.	$78,178	N.M.	$140,243	N.M.

Revenue per compensation and benefits dollar	$(19.11)	$2.73	(800)%	$5.38	(455)%

Book value per share	$6.14	$9.69	(37)%	$9.84	(38)%
Tangible book value per share	$0.84	$3.66	(77)%	$3.87	(78)%

Free cash ($MM)	$860.8	$503.5	71%	$525.8	64%

Enterprise net interest spread (basis points)(5)	255	265	(4)%	285	(11)%
Enterprise interest-earning assets, average ($MM)	$57,378	$60,043	(4)%	$49,597	16%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income (loss) from continuing operations	$(1,711.8)	$(58.4)	2831%	$176.9	(1068)%
Tax expense (benefit)	(872.7)	(38.1)	2191%	71.8	(1316)%
Depreciation & amortization	33.2	32.7	2%	28.5	17%
Corporate interest expense	59.5	37.4	59%	37.9	57%
EBITDA	$(2,491.8)	$(26.4)	9339%	$315.1	(891)%

Interest coverage	(41.9)	(0.7)	5886%	8.3	(605)%

Retail Metrics

Trading days	63.0	62.5	1%	62.5	1%

DARTs
US	179,298	161,459	11%	132,716	35%
International	34,768	32,926	6%	22,910	52%
Total DARTs	214,066	194,385	10%	155,626	38%

Total trades (MM)	13.5	12.1	12%	9.7	39%

Average commission per trade	$11.30	$11.71	(4)%	$11.88	(5)%

End of period margin debt ($B)	$7.26	$7.63	(5)%	$7.00	4%
Average margin debt ($B)	$7.79	$7.71	1%	$6.72	16%

Gross new investing / trading accounts	186,750	172,460	8%	159,145	17%
Gross new deposit / lending accounts	90,863	114,182	(20)%	112,456	(19)%
Inactive accounts	(171,360)	(153,574)	12%	(170,605)	0%
Customer closed accounts	(99,218)	(70,893)	40%	(100,156)	(1)%
Net new accounts	7,035	62,175	(89)%	840	738%

End of period investing / trading accounts	3,632,218	3,662,583	(1)%	3,606,582	1%
End of period deposit / lending accounts	1,084,212	1,046,812	4%	821,088	32%
End of period total accounts	4,716,430	4,709,395	0%	4,427,670	7%

Account Segmentation Detail
Retail accounts within target segment(6)	992,399	1,018,392	(3)%	868,770	14%
Other retail accounts(7)	2,669,271	2,637,292	1%	2,497,808	7%
Corporate Services accounts	1,054,760	1,053,711	0%	1,061,092	(1)%
End of period total accounts	4,716,430	4,709,395	0%	4,427,670	7%

Net new customers	4,592	27,421	N.M.	(4,883)	N.M.
End of period total customers	3,560,274	3,555,682	0%	3,439,968	3%

End of period assets per customer	$53,361	$61,320	(13)%	$56,659	(6)%
Consolidated net revenue per customer	N.M.	$90	N.M.	$183	N.M.
Consolidated segment income per customer	N.M.	$(17)	N.M.	$79	N.M.
Products per customer	2.1	2.1	0%	2.1	0%

Client Assets ($B)
Security holdings	$124.3	$142.4	(13)%	$130.3	(5)%
Customer payables (cash)	5.5	7.0	(21)%	6.2	(11)%
Customer cash balances held by third parties	3.3	4.0	(18)%	3.8	(13)%
Unexercised Corporate Services client options (vested)	32.1	36.0	(11)%	31.0	4%
Client assets in investing / trading accounts	165.2	189.4	(13)%	171.3	(4)%
Sweep deposit accounts	10.1	11.5	(12)%	10.8	(6)%
Transaction accounts	10.5	12.8	(18)%	8.0	31%
CDs	4.2	4.3	(2)%	4.8	(13)%
Client assets in deposit accounts	24.8	28.6	(13)%	23.6	5%
Total client assets	$190.0	$218.0	(13)%	$194.9	(3)%

Net new client assets ($B)(8)	$(16.5)	$1.1	N.M.	N.A.	N.M.

Total customer cash and deposits ($B)	$33.6	$39.6	(15)%	$33.6	0%

Unexercised Corporate Services client options (unvested) ($B)	$27.5	$27.2	1%	$19.8	39%

Institutional Metrics

Market Making
Equity shares traded (MM)	37,781	46,389	(19)%	41,645	(9)%
Average revenue capture per 1,000 equity shares	$0.586	$0.415	41%	$0.551	6%
% of Bulletin Board equity shares to total equity shares	85.8%	88.9%	(3)%	87.9%	(2)%

Capital Ratios
Tier 1 Capital Ratio(9)	6.18%	5.88%	0.30%	6.07%	0.11%
Risk Weighted Capital Ratio(9)	11.31%	10.55%	0.76%	10.55%	0.76%

Loans receivable ($MM)
Average loans receivable	$31,841	$32,272	(1)%	$25,500	25%
Ending loans receivable, net	$30,039	$32,390	(7)%	$26,373	14%

One- to Four- Family

Loan performance detail ($MM)
Current	$15,083	$16,558	(9)%	$10,755	40%
30-89 days delinquent (special mention loans)	297	250	19%	135	120%
90+ days delinquent (non-performing loans)	181	115	57%	34	432%
Total delinquent loans	478	365	31%	169	183%
Gross loans receivable	$15,561	$16,923	(8)%	$10,924	42%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	1.91%	1.47%	0.44%	1.23%	0.68%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	1.17%	0.68%	0.49%	0.31%	0.86%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	3.07%	2.15%	0.92%	1.54%	1.53%
Allowance for loan losses as a % of gross loans receivable	0.12%	0.06%	0.06%	0.07%	0.05%
Allowance for loan losses as a % of non-performing loans	10.39%	8.11%	2.28%	23.10%	(12.71)%
Net charge-offs as a % of average loans receivable (annualized)	0.10%	0.01%	0.09%	0.01%	0.09%
Provision as a % of average loans receivable (annualized)	0.33%	0.15%	0.18%	0.08%	0.25%

Home Equity

Loan performance detail ($MM)
Current	$11,603	$12,262	(5)%	$11,955	(3)%
30-89 days delinquent (special mention loans)	291	253	15%	101	188%
90+ days delinquent (non-performing loans)	230	151	52%	32	619%
Total delinquent loans	521	404	29%	133	292%
Gross loans receivable	$12,124	$12,666	(4)%	$12,088	0%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	2.41%	1.99%	0.42%	0.83%	1.58%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	1.89%	1.19%	0.70%	0.27%	1.62%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	4.30%	3.19%	1.11%	1.10%	3.20%
Allowance for loan losses as a % of gross loans receivable	3.79%	1.38%	2.41%	0.26%	3.53%
Allowance for loan losses as a % of non-performing loans	200.05%	115.69%	84.36%	98.31%	101.74%
Net charge-offs as a % of average loans receivable (annualized)	2.94%	1.46%	1.48%	0.20%	2.74%
Provision as a % of average loans receivable (annualized)	12.11%	5.45%	6.66%	0.22%	11.89%

Consumer and Other

Loan performance detail ($MM)
Current	$2,830	$2,985	(5)%	$3,396	(17)%
30-89 days delinquent (special mention loans)	24	17	41%	23	4%
90+ days delinquent (non-performing loans)	8	8	0%	9	(11)%
Total delinquent loans	32	25	28%	32	0%
Gross loans receivable	$2,862	$3,010	(5)%	$3,428	(17)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	0.83%	0.63%	0.20%	0.69%	0.14%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	0.27%	0.25%	0.02%	0.26%	0.01%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	1.10%	0.88%	0.22%	0.95%	0.15%
Allowance for loan losses as a % of gross loans receivable	1.05%	0.82%	0.23%	0.82%	0.23%
Allowance for loan losses as a % of non-performing loans	396.71%	332.30%	64.41%	316.61%	80.10%
Net charge-offs as a % of average loans receivable (annualized)	1.11%	0.92%	0.19%	0.91%	0.20%
Provision as a % of average loans receivable (annualized)	1.87%	1.25%	0.62%	0.38%	1.49%

Total Loans Receivable

Loan performance detail ($MM)
Current	$29,516	$31,805	(7)%	$26,106	13%
30-89 days delinquent (special mention loans)	612	520	18%	259	136%
90+ days delinquent (non-performing loans)	419	274	53%	75	459%
Total delinquent loans	1,031	794	30%	334	209%
Total gross loans receivable	$30,547	$32,599	(6)%	$26,440	16%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	2.00%	1.60%	0.40%	0.98%	1.02%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	1.37%	0.84%	0.53%	0.28%	1.09%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	3.37%	2.44%	0.93%	1.26%	2.11%
Allowance for loan losses as a % of gross loans receivable	1.66%	0.64%	1.02%	0.26%	1.40%
Allowance for loan losses as a % of non-performing loans	121.44%	76.24%	45.20%	90.52%	30.92%
Net charge-offs as a % of average loans receivable (annualized)	1.30%	0.66%	0.64%	0.22%	1.08%
Provision as a % of average loans receivable (annualized)	5.05%	2.31%	2.74%	0.19%	4.86%
ACTIVITY IN ALLOWANCE FOR LOAN LOSSES

	Three Months Ended December 31, 2007
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/07	$9,363	$175,088	$24,587	$209,038
Provision for loan losses	13,473	375,132	13,706	402,311
Charge-offs, net	(4,005)	(91,053)	(8,127)	(103,185)
Allowance for loan losses, ending 12/31/07	$18,831	$459,167	$30,166	$508,164

	Three Months Ended September 30, 2007
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/07	$3,554	$50,090	$22,060	$75,704
Provision for loan losses	6,261	170,639	9,636	186,536
Charge-offs, net	(452)	(45,641)	(7,109)	(53,202)
Allowance for loan losses, ending 9/30/07	$9,363	$175,088	$24,587	$209,038

	Three Months Ended December 31, 2006
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/06	$6,054	$31,009	$32,845	$69,908
Provision for loan losses	1,988	6,601	3,367	11,956
Charge-offs, net	(282)	(5,939)	(8,015)	(14,236)
Allowance for loan losses, ending 12/31/06	$7,760	$31,671	$28,197	$67,628
AVERAGE ENTERPRISE BALANCE SHEET DATA
	Three Months Ended			Three Months Ended
	December 31, 2007			September 30, 2007
	Average	Operating Interest	Average	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)			(In thousands)
Loans, net(10)	$31,911,892	$508,925	6.38%	$32,445,828	$528,193	6.51%
Margin receivables	7,702,385	129,488	6.67%	7,605,184	138,290	7.21%
Mortgage-backed and related available-for-sale securities	11,820,948	150,820	5.10%	12,811,113	169,603	5.30%
Available-for-sale investment securities	3,706,244	60,810	6.56%	5,097,480	83,595	6.56%
Trading securities	91,437	2,012	8.80%	118,195	3,052	10.33%
Cash and cash equivalents(11)	1,482,170	16,344	4.37%	1,266,614	13,102	4.10%
Stock borrow and other	662,541	12,005	7.19%	698,251	14,528	8.25%
Total enterprise interest-earning assets	$57,377,617	880,404	6.13%	$60,042,665	950,363	6.33%
Enterprise interest-bearing liabilities:
Retail deposits	$26,759,763	202,717	3.01%	$27,764,658	216,426	3.09%
Brokered certificates of deposit	738,659	9,369	5.03%	418,123	5,154	4.89%
Customer payables	6,298,654	20,812	1.31%	6,678,370	23,614	1.40%
Repurchase agreements and other borrowings	10,776,229	143,089	5.20%	12,582,907	165,925	5.16%
FHLB advances	8,433,904	107,259	4.98%	8,650,546	115,531	5.23%
Stock loan and other	1,601,877	12,304	3.05%	1,048,037	6,539	2.48%
Total enterprise interest-bearing liabilities	$54,609,086	495,550	3.58%	$57,142,641	533,189	3.68%
Enterprise net interest income/spread(5)		$384,854	2.55%		$417,174	2.65%
	Three Months Ended
	December 31, 2006
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(10)	$25,752,337	$415,360	6.45%
Margin receivables	6,611,478	122,351	7.34%
Mortgage-backed and related available-for-sale securities	11,815,399	158,435	5.36%
Available-for-sale investment securities	3,473,702	57,022	6.56%
Trading securities	134,143	3,194	9.53%
Cash and cash equivalents(11)	1,129,544	13,900	4.88%
Stock borrow and other	680,179	11,565	6.75%
Total enterprise interest-earning assets	$49,596,782	781,827	6.30%
Enterprise interest-bearing liabilities:
Retail deposits	$22,612,957	159,889	2.81%
Brokered certificates of deposit	524,934	6,464	4.89%
Customer payables	6,357,471	20,243	1.26%
Repurchase agreements and other borrowings	11,870,171	157,625	5.20%
FHLB advances	4,456,304	56,849	4.99%
Stock loan and other	1,176,498	10,016	3.38%
Total enterprise interest-bearing liabilities	$46,998,335	411,086	3.45%
Enterprise net interest income/spread(5)		$370,741	2.85%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	December 31,	September 30,	December 31,
	2007	2007	2006
	(In thousands)
Enterprise net interest income	$384,854	$417,174	$370,741
Taxable equivalent interest adjustment(12)	(7,537)	(8,523)	(6,353)
Customer cash held by third parties and other(13)	8,956	9,381	11,117
Net operating interest income	$386,273	$418,032	$375,505

SUPPLEMENTAL INFORMATION

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that free cash, EBITDA, interest coverage, enterprise net interest income and enterprise interest-earning assets are appropriate measures for evaluating the operating and liquidity performance of the Company. We believe that the elimination of certain items from the related GAAP measures is helpful to investors and analysts who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.

Reporting Changes

During the period ended March 31, 2007, the Company re-defined the line item “Service charges and fees” by reclassifying certain fee-like revenue items formerly reported in “Other revenue” into the “Service charges and fees” line item, now called “Fees and service charges”. We also re-presented our balance sheet to report margin receivables and customer payables directly on the face of the balance sheet. The remaining components of brokerage receivables and brokerage payables are now reported in the “Other assets” and “Accounts payable, accrued and other liabilities” line items, respectively. The Company has re-presented the income statement and balance sheet for the past two years on our Investor Relations website.

Free Cash

Free cash represents cash held at the Company and its non-Bank and non-Brokerage subsidiaries, less discretionary reserves, plus excess capital at Bank and Brokerage after application of regulatory capital requirements and the Company’s own regulatory capital guidelines. The Company believes that free cash is a useful measure of the Company’s liquidity as it excludes cash reflected on the balance sheet that may not be freely available to the Company.

EBITDA

EBITDA represents net income from continuing operations before corporate interest expense, taxes and depreciation and amortization. Management believes that EBITDA provides a useful additional measure of our performance by excluding certain non-cash charges and expenses that are not directly related to the performance of our business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of our ability to continue to meet our interest obligations and our liquidity.

Enterprise Net Interest Income

Enterprise net interest income is taxable equivalent basis net operating interest income excluding corporate interest income and corporate interest expense, stock conduit interest income and expense and interest earned on customer cash held by third parties. Management believes this non-GAAP measure is useful to investors and analysts as it is a measure of the net operating interest income generated by our core operations.

Enterprise Interest-Earning Assets

Enterprise interest-earning assets consists of the primary interest-earning assets of the Company and includes: loans receivable, mortgage-backed and available-for-sale securities, margin receivables, stock borrow balances, and cash required to be segregated under regulatory guidelines that earn interest for the Company. Management believes that this non-GAAP measure is useful to investors and analysts as it is a measure of the primary assets from which the Company generates net operating interest income.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For complete information on the items excluded from these non-GAAP measures, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Because the Company reported a net loss for the third and fourth quarters of 2007, the calculation of diluted net loss per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(2) Reflects elimination of transactions between Retail and Institutional segments, which includes deposit and customer payable transfer pricing, servicing and order flow rebates.

(3) Amounts and percentages may not calculate due to rounding.

(4) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense), income taxes and discontinued operations. The percentage is calculated by dividing our income (loss) before other income (expense), income taxes and discontinued operations by our total net revenue.

(5) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities, stock conduit and customer cash held by third parties.

(6) Target segment accounts are accounts held by customers with over $50,000 in assets and/or generating 30 or more trades per quarter.

(7) Other retail accounts are accounts that (a) were opened less than 90 days prior to the end of the relevant quarter; (b) only include a lending relationship or (c) that otherwise do not meet the definition of a target segment account.

(8) Net new client assets are total inflows to all new and existing client accounts less total outflows from all closed and existing client and closed accounts. Data prior to Q1 2007 is not available.

(9) Q4 2007 estimate. Includes E*TRADE Clearing, LLC, which became an operating subsidiary of E*TRADE Bank in Q1 2007.

(10) Excludes loans to customers on margin.

(11) Includes segregated cash balances.

(12) Gross-up for tax-exempt securities.

(13) Includes interest earned on average customer assets of $3.8 billion, $4.1 billion and $3.8 billion for the quarters ended December 31, 2007, September 30, 2007 and December 31, 2006, respectively, held by parties outside E*TRADE FINANCIAL, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions. Other consists of net operating interest income earned on average stock conduit assets of $0.4 million and $13.1 million for the quarters ended December 31, 2007 and 2006, respectively. There were no stock conduit assets for September 30, 2007.

CONTACT:
E*TRADE FINANCIAL Media Relations Contact
E*TRADE FINANCIAL Corporation
Pam Erickson, 617-296-6080
pam.erickson@etrade.com
or
E*TRADE FINANCIAL Investor Relations Contact
E*TRADE FINANCIAL Corporation
Adam Townsend, 703-236-8719
adam.townsend@etrade.com